Security Information








Security Purchased
Comparison Security
Comparison Security
Cusip
406216101
410768105
1.28E+08
Issuer
HALLIBURTON CO
HANOVER COMPRESSOR CO
CAL DIVE INTERNATIONAL INC
Underwriters
Citigroup, Goldman Sachs, JP Morgan, Merrill
Lynch, Morgan Stanley, UBS, CSFB, DBSI,
Dresdner, Lehman Brothers, Simmons,
Wachovia
Goldman Sachs, CSFB, Dain Rauscher, First
Union, JP Morgan, Salomon
Morgan Stanley, Raymond James, Salomon,
Simmons
Years of continuous operation, including predecessors
> 3 years
> 3 years
> 3 years
Ticker
HAL US
HC US
CDIS US
Is the affiliate a manager or co-manager of offering?
Co-Manager
N/A
N/A
Name of underwriter or dealer from which purchased
JP Morgan
N/A
N/A
Firm commitment underwriting?
Yes
Yes
Yes
Trade date/Date of Offering
3/17/2005
3/15/2001
9/21/2000
Total dollar amount of offering sold to QIBs
 $                                               2,528,750,000
 $                                                                  -
 $                                                                  -
Total dollar amount of any concurrent public offering
 $                                                                  -
 $                                                   35,150,000
 $                                                   19,470,000
Total
 $                                               2,528,750,000
 $                                                   35,150,000
 $                                                   19,470,000
Public offering price
 $                                                           42.50
 $                                                           35.15
 $                                                           52.63
Price paid if other than public offering price
 N/A
 N/A
N/A
Underwriting spread or commission
0.79%
1.41%
2.24%
Rating
N/A
N/A
N/A
Current yield
N/A
N/A
N/A








Fund Specific Information








Board
Total Share Amount
Purchased
$ Amount of
Purchase
% of Offering
Purchased by the
Fund
Security
Performance^
Fund Performance^
Measurement Date*
Closed End Funds







Scudder Global Commodities Stock Fund,
Inc.
Closed End
3,100
 $                   131,750
0.01%
1.76%
-2.60%
3/31/2005
New York Funds







Scudder Commodity Securities Fund
New York
129,300
 $
5,495,250
0.22%
1.76%
-0.56%
3/31/2005
Total

132,400
$5,627,000
0.22%